UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2014

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.

(c) On April 9, 2014, Great Lakes Dredge & Dock Corporation (the “Company”) appointed Katherine M. Hayes, 43, as Interim Chief Financial Officer of the Company, effective as of April 24, 2014. In addition, as of such date Ms. Hayes will become the Company’s interim principal financial officer and interim principal accounting officer, and Ms. Hayes will continue in her current capacity as Vice President, Corporate Controller.

Ms. Hayes has served as the Company’s Vice President, Corporate Controller since November, 2013. She previously served as Company Treasurer from March 2011 through November 2013 and also has held the role of Director of Investor Relations and Financial Reporting since joining the Company in 2006. No determinations have yet been made regarding any changes to Ms. Hayes’ compensation as a result of this appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

Date: April 10, 2014	/s/ William S. Steckel
William S. Steckel Senior Vice President and Chief Financial Officer